Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the use of our report dated November 16, 2006, included in the Registration Statement on Form SB-2 and related Prospectus of Colorado Goldfields Inc. for registration of shares of its common stock.

/s/ MANNING ELLIOTT LLP
CHARTERED ACCOUNTANTS
Vancouver, Canada January 10, 2008